Exhibit 99.1

NEWS RELEASE – for immediate release Wednesday, 6 September 2017

Tellurian enters into agreement to acquire core Haynesville acreage, production and midstream assets

HOUSTON, Texas – (Marketwired September 6, 2017) A wholly-owned subsidiary of Tellurian Inc. (Tellurian) (NASDAQ: TELL) has entered into an agreement with a private seller to acquire natural gas producing assets and undeveloped acreage in northern Louisiana for $85.1 million. The transaction is scheduled to close by the end of November 2017 subject to customary closing conditions.

The assets are located in Red River, DeSoto and Natchitoches Parishes, and include:

•	9,200 net acres with up to 138 operated Haynesville and Bossier drilling locations

•	Approximately 1.3 trillion cubic feet (Tcf) of total natural gas resource potential

•	19 producing operated wells with net current production of four million cubic feet per day (MMcfd)

•	Associated natural gas gathering and processing facilities with substantial additional capacity

The assets are 100% held by production and 92% operated, allowing Tellurian to control the pace of development for its multi-year drilling inventory.

President and CEO Meg Gentle said, “Acquisition of natural gas producing assets is integral to our growing business. We expect our full cycle cost of production and transport to markets will be approximately $2.25 per MMBtu, which represents a significant savings to natural gas we will purchase at Henry Hub and other regional liquidity points. Platts LNG Daily reported the price of LNG in the Gulf of Mexico was $5.67 per MMBtu yesterday, providing the price signal to construct additional liquefaction capacity.”

Covering more than five million acres, the Haynesville shale is one of the most prolific resource plays in the United States with over 13 Tcf of historical production, more than 44 active drilling rigs, access to multiple pipelines and close proximity to Gulf Coast consumers and exporters.

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian plans to build a natural gas business that includes development of the Driftwood LNG terminal, an ~ 26 mtpa LNG export facility, and an associated pipeline. Tellurian intends to create value for shareholders by developing low-cost natural gas-related infrastructure, profitably delivering natural gas to customers worldwide and pursuing value-enhancing, complementary business lines in the energy industry. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the closing of the transaction to acquire the Haynesville acreage, production and midstream assets, the natural gas total resource potential related to such assets, the expected cost to produce natural gas from the Haynesville field, and Tellurian’s strategy to secure low-cost gas supply. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about Tellurian’s ability to complete the acquisition of the Haynesville assets, the development and performance of the Driftwood LNG terminal and associated pipeline, and other matters discussed in the “Risk Factors” section of Exhibit 99.1 to the Current Report on Form 8-K/A filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, and other filings with the SEC, all of which are incorporated by reference herein. In addition, the acquisition, exploration and development of natural gas properties involve numerous risks and uncertainties, including the risks that Tellurian will assume unanticipated liabilities associated with the assets to be acquired and that the performance of the assets will not meet Tellurian’s expectations due to operational, geologic, regulatory, midstream or other issues. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:

MEDIA:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

INVESTORS:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com